                                                               Exhibit 4(i).20

                                  SAFEWAY INC.
                               SEVENTH AMENDMENT
                TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF AUGUST 19, 1994


        This SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 19, 1994 (this "Amendment") to the Second Amended and Restated Credit Agreement dated as of June 12, 1990, as amended by a First Amendment dated as of March 22, 1991, a Second Amendment dated as of June 7, 1991, a Third Amendment dated as of August 7, 1991, a Fourth Amendment and Consent to Documents dated as of November 8, 1991, a Fifth Amendment and Consent to Documents dated as of January 28, 1992 and an Extension Agreement and Sixth Amendment dated as of March 31, 1994 (as so amended, the "Credit Agreement"), is by and among Safeway Inc., a Delaware corporation ("Company"), the financial institutions named on the signature pages hereof ("Banks"), Bankers Trust Company ("Bankers"), as Lead Manager and Agent for Banks ("Agent"), the Managers named on the signature pages hereof ("Managers"), the Co-Managers named on the signature pages hereof ("Co-Managers"), the Guarantors named on the signature pages hereof ("Guarantors") and the Pledgors named on the signature pages hereof ("Pledgors"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

        WHEREAS, Company proposes to reduce voluntarily the Commitments by $50,000,000 and Company and Canadian Borrowers propose to reduce voluntarily the Working Capital Commitments by $50,000,000;

        WHEREAS, in connection with such commitment reductions, Company and Banks have agreed, subject to the terms and conditions of this Amendment, to amend the Credit Agreement (i) to modify the amount of commitment fees and interest payable under the Credit Agreement, (ii) to eliminate those provisions of the Credit Agreement relating to Additional Pro Rata Shares or requiring further reductions of the Commitments on the First Commitment Reduction Date and the Second Commitment Reduction Date, and (iii) to make certain other modifications to the Credit Agreement as set forth herein;

        WHEREAS, Guarantors desire expressly to consent to this Amendment and to reaffirm the effectiveness of the

First Tier Guaranty, the Second Tier Guaranty, the Guaranty and Assumption Agreement and the Contribution Agreement; and

   WHEREAS, Pledgors desire expressly to consent to this Amendment and to reaffirm the effectiveness of the Company Pledge Agreement, the Safeway Pledge Agreement, the Inventory Pledge Agreement, the First Tier Pledge Agreements and the Second Tier Pledge Agreements.

                                   AGREEMENT

   NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT.

   A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the defined term "Second Commitment Reduction Date" therefrom in its entirety and by adding thereto the following defined terms in the appropriate alphabetical order:

   "'CONSOLIDATED ADJUSTED EBITDA' means, for any period, net income adjusted to eliminate the impact of: (a) income taxes, (b) extraordinary items, (c) the cumulative effect of accounting changes, (d) any LIFO provision, (e) Consolidated Interest Expense, (f) amortization expense, (g) depreciation expense and (h) equity in earnings of unconsolidated affiliates, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP."

   "'CONSOLIDATED INTEREST EXPENSE' means, for any period, interest expense with respect to all outstanding Indebtedness (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements and any such expense attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP."

   "'COVERAGE LEVEL' means, for the purposes of determining the Eurodollar Margin or Usage Fee Rate as of any date of determination on or after the Seventh Amendment Effective Date, Coverage Level I, Coverage Level II, Coverage Level III, or Coverage Level IV, as applicable, determined by reference to Company's Interest Coverage Ratio as set forth in the most recent Level Determination Certificate delivered by Company at least one Business Day before such date of determination, as follows:

                Coverage Level I:    Company's Interest Coverage Ratio is
            greater than or equal to 4.25 to 1.00;

                Coverage Level II:   Company's Interest Coverage Ratio is
            less than 4.25 to 1.00 but greater than or equal to 3.75 to 1.00;

                Coverage Level III:  Company's Interest Coverage Ratio is
            less than 3.75 to 1.00 but greater than or equal to 3.00 to 1.00;

                Coverage Level IV:   Company's Interest Coverage Ratio is
            less than 3.00 to 1.00;

     provided, however, that if Company fails to deliver a Level Determination Certificate pursuant to subsection 5.1(xiii) setting forth Company's Interest Coverage Ratio as of the last day of any fiscal quarter within 75 days or, in the case of the fourth fiscal quarter of any fiscal year only, 120 days of the end of such fiscal quarter, the Coverage Level shall thereafter be deemed to be Coverage Level IV until such time as Company delivers such Level Determination Certificate. The Coverage Level shall change to the extent necessary to reflect changes in Company's Interest Coverage Ratio, as demonstrated by the delivery of a Level Determination Certificate, on the next Business Day following Company's delivery of such Level Determination Certificate."

              "'EURODOLLAR MARGIN' means (A) as of any date of determination prior to the Seventh Amendment Effective Date, .75% per annum or (B) as of any date of determination on or after the Seventh Amendment Effective Date, the percentage (per annum) set forth in the table below which corresponds to Company's Rating Level and Coverage Level as in effect on such date of determination:

                               Eurodollar Margins

                                            Coverage Levels
                               --------------------------------------
                               Level I  Level II  Level III  Level IV
                               -------  --------  ---------  ---------
     Rating Levels
     -------------
     Level A                   .4375%    .4375%     .4375%     .4375%
     Level B                   .4375%    .50%       .50%       .50%
     Level C                   .4375%    .50%       .625%      .625%
     Level D                   .4375%    .50%       .625%      .75%





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
     If any determination of the Eurodollar Margin is erroneous by reason of any error in the determination of the Rating Level or Coverage Level by Company, and as the result of such error, the Eurodollar Margin during any period is set below or above the Eurodollar Margin that should, in the absence of such error, have been effective during such period, Company or Banks, as the case may be, shall promptly make payments, or adjust the amount of future payments, to Banks or Company, as the case may be, to the extent necessary to correct for such error."

              "'INTEREST COVERAGE RATIO' means, as at any date of determination, the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for the four fiscal quarter period ending with the most recently completed fiscal quarter of Company."

              "'LEVEL DETERMINATION CERTIFICATE' means an Officers' Certificate of Company, delivered on the Seventh Amendment Effective Date and thereafter delivered pursuant to subsection 5.1(xiii) with the financial statements required pursuant to subsections 5.1(ii) and 5.1(iii), setting forth in reasonable detail the calculation of the Interest Coverage Ratio and Company's credit ratings from Moodys and S&P."

              "'MOODYS' means Moody's Investors Service, Inc."

              "'RATING LEVEL' means, for the purposes of determining the Eurodollar Margin or Usage Fee Rate as of any date of determination on or after the Seventh Amendment Effective Date, Rating Level A, Rating Level B, Rating Level C, or Rating Level D, as applicable, determined by reference to the highest debt rating assigned to Company's Senior Debt by S&P or Moodys as in effect on such date of determination as follows:

                  Rating Level A:   (a) Company's Senior Debt is rated
             Baa2 or better by Moodys or BBB or better by S&P;

                  Rating Level B:   Company's Senior Debt is rated
             Baa3 by Moodys or BBB- by S&P;

                  Rating Level C:   Company's Senior Debt is rated
             Ba1 by Moodys or BB+ by S&P;

                  Rating Level D:   Company's Senior Debt
             or subordinated debt is not rated by S&P or Moodys or Company's Senior Debt is rated Ba2 or lower by Moodys or BB or lower by S&P.





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
     For the purposes of determining Company's Rating Level at any time that Company's Senior Debt is not rated by S&P or Moodys but Company's long-term subordinated debt is rated by S&P or Moodys, Company's Senior Debt shall be deemed to have received from S&P or Moodys, as applicable, the second highest rating above the rating received from such rating agency on Company's long-term subordinated debt. The Rating Level shall change as of the opening of business on the earlier of (a) the fifth Business Day following any day that S&P or Moodys, as the case may be, changes the rating it assigns to Company's long-term senior or subordinated debt to the extent such change in the Rating Level is necessary to reflect such rating change or (b) the Business day following the date Company, pursuant to subsection 5.1(xiii), delivers notice of such a rating change."

              "'SENIOR DEBT' means Company's 9.30% Senior Secured Debentures due 2007, at any time such debentures are outstanding, or any other long-term senior secured debt of Company outstanding at any other time; provided if Company shall use other long-term senior secured debt to determine its Rating Level, the rating on such debt from S&P or Moodys, as applicable, shall not be higher than the next highest rating over the rating assigned by such rating agency to Company's senior unsecured long-term debt."

              "'SEVENTH AMENDMENT' means the Seventh Amendment to the Second Amended and Restated Credit Agreement dated as of August 19, 1994, by and among Company, the Guarantors listed therein, the Pledgors listed therein, Banks, Managers, Co-Managers and Agent."

              "'SEVENTH AMENDMENT EFFECTIVE DATE' means the date the Seventh Amendment becomes effective in accordance with its terms."

              "'S&P' means Standard & Poors Corporation."

              "'USAGE FEE RATE' means (a) as of any date of determination prior to the Seventh Amendment Effective Date, .375% per annum or (b) as of any date of determination on or after the Seventh Amendment Effective Date, the applicable percentage rate (per annum) set forth in the table below which corresponds to Company's Rating Level and Coverage Level as in effect on such date of determination:





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
                                Usage Fee Rates

                                           Coverage Levels
                               ---------------------------------------
                               Level I  Level II  Level III   Level IV
                               -------  --------  ---------   ---------
     Rating Levels
     -------------
     Level A                    .1375%   .1375%     .1375%      .1375%
     Level B                    .15%     .15%       .15%        .15%
     Level C                    .15%     .20%       .225%       .225%
     Level D                    .15%     .20%       .25%        .375%

     If any determination of the Usage Fee Rate is erroneous by reason of any error in the determination of the Rating Level or Coverage Level by Company, and as the result of such error, the Usage Fee Rate during any period is set below or above the Usage Fee Rate that should, in the absence of such error, have been effective during such period, Company or Banks, as the case may be, shall promptly make payments, or adjust the amount of future payments, to Banks or Company, as the case may be, to the extent necessary to correct for such error."

              B. Subsection 1.1 of the Credit Agreement is hereby further amended by amending and restating the definitions of "Additional Pro Rata Share", "Commitment Termination Date", "Pro Rata Share", "Reallocation Date" and "Working Capital Commitment Reduction Amount" in their entirety as follows:

              "'ADDITIONAL PRO RATA SHARE' means, with respect to each Bank, as of any date of determination prior to Seventh Amendment Effective Date, the percentage designated as such Bank's Additional Pro Rata Share as set forth on SCHEDULE B of this Agreement, as in effect prior to the Seventh Amendment Effective Date, as any such Additional Pro Rata Share may be adjusted from time to time prior to the Seventh Amendment Effective Date as a result of bank assignments pursuant to subsection 9.2A hereof, it being agreed and understood that no Bank shall have an Additional Pro Rata Share on or after the Seventh Amendment Effective Date."

              "'COMMITMENT TERMINATION DATE' means August 7, 1998, which date reflects a one year extension requested by Company pursuant to subsection
     2.12 and shall not be subject to any further extension thereunder."

              "'PRO RATA SHARE' means with respect to each Bank and unless otherwise indicated herein, the percentage set forth opposite the name of such Bank as such Bank's Pro Rata Share on SCHEDULE B of this Agreement, as any such Pro Rata Share may be adjusted from time to time





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
     pursuant to subsections 2.6F and 9.2A hereof; provided, however, that the 'Pro Rata Share' of any Bank with respect to any amount of commitment fees that is accrued but unpaid immediately prior to the Seventh Amendment Effective Date shall be determined by reference to the 'Pro Rata Share' of such Bank immediately prior to the Seventh Amendment Effective Date."

              "'REALLOCATION DATE' means a date which may not occur after giving effect to the Seventh Amendment, it being agreed and understood that all references to the Reallocation Date or its occurrence shall be disregarded on and after the Seventh Amendment Effective Date."

              "'WORKING CAPITAL COMMITMENT REDUCTION AMOUNT' means the aggregate amount by which the Working Capital Commitments are reduced in connection with Company's or a Canadian Borrower's incurrence of any Refinancing Indebtedness, which amount shall be zero unless Company, in a written notice delivered to Agent and Canadian Administrative Agent at least three Business Days prior to the date of such reduction, indicates that the Working Capital Commitments are to be reduced and specifies the amount of such reduction; provided, however, that, notwithstanding any such notice from Company, if an Event of Default or Potential Event of Default shall have occurred and be continuing, the Working Capital Commitment Reduction Amount shall equal (1) the sum of the amounts set forth in clauses (a) and (b) of the definition of Required Refinancing Commitment Reduction multiplied by (2) a fraction having the Working Capital Commitments as its numerator and the sum of the Working Capital Commitments and Revolving Commitments as its denominator."

              C.      Subsection 2.1A of the Credit Agreement is hereby amended
by:

              (i) amending and restating the first paragraph of such subsection in its entirety as follows:

                      "A.      REVOLVING COMMITMENTS.  Subject to the terms and
              conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Bank hereby severally agrees to lend to Company from time to time to and including the Commitment Termination Date, its Pro Rata Share of the aggregate Revolving Commitments (as defined below) to be used for the purposes identified in subsection 2.7A, subject to adjustment as provided herein.





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
              Each Bank's commitment to make Revolving Loans to Company pursuant to this subsection 2.1A is herein called its 'Revolving Commitment' and such commitments of all Banks in the aggregate are herein called the 'Revolving Commitments.' The amount of each Bank's Revolving Commitment as of the Seventh Amendment Effective Date is set forth opposite its name on SCHEDULE B annexed hereto, and the aggregate amount of the Revolving Commitments as of the Seventh Amendment Effective Date is $750,000,000. Each Bank's Revolving Commitment shall expire on the Commitment Termination Date then in effect and all Revolving Loans and all other amounts owed hereunder shall be paid in full no later than that date. The amount of Revolving Commitments shall be reduced by the amount of all reductions thereof made pursuant to subsection 2.6F through the date of determination.
              In no event shall the aggregate principal amount of the Revolving Loans from any Bank outstanding plus the Letter of Credit Usage allocable to such Bank at any time exceed its Revolving Commitment then in effect nor shall the Total Utilization of Commitments exceed the aggregate amount of Revolving Commitments then in effect."

               (ii) deleting the second proviso from the second paragraph thereof;

              (iii) by deleting the phrase "clause (c) of" from clause (i) of the third paragraph thereof;

               (iv) by deleting the semicolon and the word "and" from the end of clause (ii) of the third paragraph thereof and substituting a period therefor; and

               (v) deleting clause (iii) from the third paragraph thereof in its entirety.

              D. Subsection 2.1E of the Credit Agreement is hereby deleted in its entirety from the Credit Agreement, it being agreed and understood that all cross references in the Credit Agreement to subsection 2.1E shall be disregarded.

              E. Subsection 2.4A of the Credit Agreement is hereby amended by deleting from clause (iii) thereof the phrase ".75% per annum" therefrom and substituting therefor the phrase "the applicable Eurodollar Margin".

              F. Subsection 2.4B of the Credit Agreement is hereby amended by amending and restating clause (v) thereof in its entirety as follows:





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
              "(v)  [Intentionally Omitted];"

              G. Subsection 2.5A of the Credit Agreement is hereby amended by amending and restating clauses (i), (ii) and (iii) in their entirety as follows:

               "(i) Company agrees to pay to Agent for distribution to each Bank in proportion to that Bank's Pro Rata Share, commitment fees, for the period from and including the Seventh Amendment Effective Date to but excluding the date the Revolving Commitments terminate or expire, equal to the average of the daily unused portion of the Revolving Commitments multiplied by the applicable Usage Fee Rate. Notwithstanding anything to the contrary contained in this Agreement, for the purposes of calculating the commitment fees payable pursuant to this subsection 2.5A(i), the 'unused portion' of the Revolving Commitments shall, for any date of determination be an amount equal to the aggregate Revolving Commitments (as reduced pursuant to subsection 2.6F) minus the aggregate principal amount of all outstanding Revolving Loans.

         (ii)         [Intentionally Omitted]

        (iii)         [Intentionally Omitted]"

              H. Subsection 2.6F of the Credit Agreement is hereby amended by deleting the fourth, fifth and sixth sentences of the second paragraph of clause (i) thereof and substituting therefor the following sentence:

     "Any partial reduction of the Revolving Commitments shall reduce the Revolving Commitment of each Bank proportionately in accordance with its Pro Rata Share on the date of such partial reduction."

Subsection 2.6F of the Credit Agreement is hereby further amended by amending and restating clause (ii) thereof in its entirety as follows:

                      "(ii)    Mandatory Reductions of Revolving Commitments.
     The Revolving Commitments shall be permanently reduced as follows: if Company or any Canadian Borrower incurs any Refinancing Indebtedness pursuant to subsection 6.1(xiv) that does not constitute Subordinated Indebtedness, then on the earlier of the day Company or such Canadian Borrower prepays Revolving Loans with the proceeds of such Refinancing Indebtedness or the fifth Business Day following the day Company or such Canadian Borrower incurs such Refinancing Indebtedness, the Revolving Commitments shall be reduced by an aggregate amount





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
     equal to the Required Refinancing Commitment Reduction. Any partial reduction of the Revolving Commitments shall reduce the Revolving Commitment of each Bank proportionately in accordance with its Pro Rata Share on the date of such partial reduction."

              I. Subsection 2.10F of the Credit Agreement is hereby amended (a) by amending and restating clause (i) thereof in its entirety as follows:

              "(i)    with respect to each Standby Letter of Credit, an
     administrative fee equal to .125% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit and a commission payable at a rate equal to (a) the Eurodollar Margin, as in effect from time to time, minus (b) the Usage Fee Rate, as in effect from time to time, on the maximum amount available from time to time to be drawn under such Letter of Credit, in each case payable in arrears on and through the last day of each fiscal quarter of Company and calculated on the basis of a 360-day year and the actual number of days elapsed;"

and (b) by deleting the reference to ".125%" from the last paragraph thereof.

              J.      Subsection 2.12 of the Credit Agreement is hereby amended
(i) by deleting the phrase "each of the First Commitment Reduction Date, the Second Commitment Reduction Date and" and the phrase "the First Commitment Reduction Date, the Second Commitment Reduction Date and" therefrom, and (ii) by deleting the last paragraph in its entirety therefrom.

              K. Subsection 5.1 of the Credit Agreement is hereby amended by amending and restating clause (xiii) in its entirety as follows:

              "(xiii) together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to clauses (ii) and
     (iii) above (commencing with the financial statements to be delivered in relation to Company's fiscal quarter ended in September 1994) and, in any event, not more often than quarterly, a Level Determination Certificate setting forth Company's Interest Coverage Ratio as of the last day of the most recently ended fiscal quarter, and promptly upon, and in any event not later than five Business Days after, Company's receipt of notice that S&P or Moodys, as the case may be, is increasing or reducing the credit rating assigned to the senior or subordinated debt of Company, notice of such increase or reduction;"

              L. Subsection 6.1(xiv) of the Credit Agreement is hereby amended by deleting the term "subsection 2.6F(c)" therefrom and substituting therefor the term "subsection 2.6F".

              SECTION 2.       AMENDMENTS TO SCHEDULE B TO THE CREDIT
                               AGREEMENT.

              Schedule B to the Credit Agreement (Banks, Revolving Commitments and Pro Rata Shares) is hereby amended by deleting such Schedule in its entirety from the Credit Agreement and by substituting in lieu thereof Schedule B as annexed to this Amendment.

              SECTION 3.       REDUCTION OF COMMITMENTS.

              Company and Banks hereby agree that concurrent with the effectiveness of this Amendment, the Revolving Commitments shall, pursuant to subsection 2.6F(i), automatically be reduced by $50,000,000 so as to equal $750,000,000, such reduction to be applied to reduce the Commitments of Banks in accordance with their respective Additional Pro Rata Shares as in effect immediately prior to the effectiveness of this Amendment.

              SECTION 4. REALLOCATION OF LOANS OUTSTANDING ON SEVENTH AMENDMENT EFFECTIVE DATE.

              On the Seventh Amendment Effective Date (as defined below), the outstanding Loans shall be reallocated based on the assumption that Company shall, as of the opening of business on such day, have repaid all Loans then outstanding in accordance with the respective Pro Rata Shares of Banks, as in effect immediately prior to giving effect to this Amendment, and shall have thereafter reborrowed Loans in the same principal amount from Banks in accordance with their respective Pro Rata Shares as in effect immediately after giving effect to this Amendment. Agent shall advise each Bank as to the net amount of payments to be received by, or Loans to be advanced by, such Bank on the Seventh Amendment Effective Date.

              SECTION 5.       REPRESENTATIONS AND WARRANTIES.

              In order to induce Banks to enter into this Amendment, Company represents and warrants to each Bank that:

              A. No event would result from the execution of this Amendment and, after giving effect to this Amendment, no event has occurred or is continuing which constitutes an Event of Default or Potential Event of Default;

              B. After giving effect to this Amendment, the representations and warranties of Company contained in the Credit Agreement, as amended by this Amendment (the "Amended Credit Agreement") are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement;

              C. This Amendment, the Amended Credit Agreement, and the consummation of the transactions contemplated hereby or thereby do not and will not (i) violate any provisions of law applicable to Company or any of its Subsidiaries, the Certificate of Incorporation or Bylaws of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, the indentures pursuant to which any outstanding Subordinated Indebtedness (including, without limitation, the Senior Subordinated Debt) has been issued (the "Indentures") or any term of any other material agreement or instrument to which Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound;

              D. If the Commitments were fully utilized as of the date hereof, all Indebtedness of Company with respect to the Loans under the Amended Credit Agreement would be within the definition of "Senior Indebtedness" contained in the Indentures, the definition of "Senior Secured Obligations" contained in the Company Pledge Agreement, the Inventory Pledge Agreement and the Safeway Pledge Agreement, the definition of "Secured Obligations" contained in the First Tier Pledge Agreements and the Second Tier Pledge Agreements and the definition of "Guarantied Obligations" contained in the First Tier Guaranty, the Second Tier Guaranty, the Guaranty and the Assumption Agreement and the Contribution Agreement;

              E. Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement and this Amendment provide shall be performed by it on or before the date hereof;

              F. The Guarantors mean and include Company and all of the First Tier Subsidiaries, the Second Tier Subsidiaries (including ICC Subsidiary but excluding the Canadian Second Tier Subsidiary) and the Domestic Third Tier Subsidiaries presently owned either directly or indirectly by Company;

              G. The Pledgors mean and include Company and all of the First Tier Subsidiaries and all of the Second Tier Subsidiaries (including ICC Subsidiary but excluding the Canadian Second Tier Subsidiary);

              H. The execution, delivery and performance by Company of this Amendment are within the corporate power of Company and have been duly authorized by all necessary corporate action on the part of Company, and this Amendment and the Amended Credit Agreement constitute the valid and binding obligations of Company enforceable against Company in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally; and

              I. Each Loan Guaranty and the Contribution Agreement shall continue in full force and effect and remain the valid and binding obligations of the Guarantors party thereto enforceable against the Guarantors party thereto in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally. The Pledge Agreements shall continue in full force and effect and remain the valid and binding obligations of the Pledgors party thereto, enforceable against the Pledgors party thereto in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

              SECTION 6.       CONDITIONS TO EFFECTIVENESS.

              This Amendment shall become effective on the first date Agent, on behalf of Banks, shall have received all of the following, in form and substance satisfactory to Agent (the "Seventh Amendment Effective Date"):

              A. Resolutions of the Board of Directors of Company authorizing and approving the execution, delivery and performance of this Amendment and resolutions of the Board of Directors of each Guarantor and each Pledgor authorizing and approving the execution and delivery of this Amendment, in each case certified by the corporate secretary or an assistant secretary of Company, each Guarantor and each Pledgor, as the case may be, as of the Seventh Amendment Effective Date;

              B. A certificate of the corporate secretary or an assistant secretary of Company, each Guarantor and each Pledgor which shall certify, as of the Seventh Amendment Effective Date, the names and offices of the officers of Company, each Guarantor and each Pledgor authorized to sign this Amendment;

              C. A counterpart hereof executed by a duly authorized officer of Company, Banks, Agent, each Guarantor and each Pledgor, or in the case of any Bank, telecopy or telephone confirmation from such Bank of its execution hereof;

              D. The Reallocation Date, as defined in the Credit Agreement prior to giving effect to this Amendment, shall not have occurred;

              E. Company shall have delivered a Level Determination Certificate for the fiscal quarter ending in June 1994;

              F. Company shall have prepaid all commitment fees and interest accrued prior to the Seventh Amendment Effective Date which shall be allocated to Banks in accordance with their respective Pro Rata Shares or Additional Pro Rata Shares, as applicable, as in effect immediately prior to giving effect to this Amendment; and

              G. Copies of an amendment to the Working Capital Credit Agreement executed by Canadian Borrowers and Banks (as defined therein) approving, among other things, the transactions contemplated by this Amendment.

              SECTION 7.       THE GUARANTIES AND THE CONTRIBUTION AGREEMENT.

              In order to induce Banks to enter into this Amendment, each Guarantor represents and warrants to each Bank that the execution, delivery and performance by such Guarantor of this Amendment are within the corporate power of such Guarantor and have been duly authorized by all necessary corporate action on the part of such Guarantor and that this Amendment constitutes the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

              Each Guarantor agrees to and acknowledges the terms and provisions of this Amendment and confirms that each Loan Guaranty to which it is a party will, from and after the Seventh Amendment Effective Date, continue to guaranty to the fullest extent possible the payment and performance of the Guarantied Obligations (as that term is defined in each Loan Guaranty) and furthermore, that from and after the Seventh Amendment Effective Date, each such Loan Guaranty will also guaranty, to the fullest extent possible, the performance of all obligations (including, without limitation, due and punctual payment of all amounts) under, referred to in, or contemplated by this Amendment by Company and the Guarantied Obligations (as defined in each Loan Guaranty) shall include all such obligations of Company. Each Guarantor agrees and acknowledges that the Contribution Agreement will continue to establish the rights and obligations of contribution among Guarantors with respect to the payment and performance of all Guarantied Obligations (as that term is defined in the Contribution Agreement), including, without limitation, the payment and performance of all Obligations of Company now or hereafter existing under or in respect of the Amended Credit Agreement. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms the understanding and intent of such Guarantor that, upon the effectiveness of this Amendment, as a result of this Amendment, the definition of "Obligations" contained in the Credit Agreement includes the obligations of Company set forth in the Amended Credit Agreement and that the obligations of Company guarantied under any Loan Guaranty shall include the obligations of Company under the Amended Credit Agreement.

              Each Guarantor agrees and acknowledges that each Loan Guaranty to which it is a party and the Contribution Agreement shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in this Amendment and the Loan Guaranty to which it is a party are true, correct and complete as of the date hereof to the same extent as though made on such date except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under such agreements.

              SECTION 8.       THE PLEDGE AGREEMENTS.

              In order to induce Banks to enter into this Amendment, each Pledgor represents and warrants to each Bank that the execution, delivery and performance by each Pledgor of this Amendment are within the corporate power of such Pledgor and have been duly authorized by all necessary corporate action on the part of such Pledgor and that this Amendment constitutes the valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

              Each Pledgor agrees to and acknowledges the terms and provisions of this Amendment and confirms that the Pledge Agreement(s) to which it is a party and the Pledged Collateral (as that term is defined in each such Pledge Agreement) will continue to secure to the fullest extent possible the payment and performance of all Senior Secured Obligations (as that term is defined in the Company Pledge Agreement, the Safeway Pledge Agreement and the Inventory Pledge Agreement) and all Secured Obligations (as that term is defined in each First Tier Pledge Agreement and each Second Tier Pledge Agreement), including, without limitation, the payment and performance of all Obligations of Company now or hereafter existing under or in respect of the Amended Credit Agreement. Without limiting the generality of the foregoing, each Pledgor hereby acknowledges and confirms the understanding and intent of such Pledgor that, upon the effectiveness of this Amendment, as a result of this Amendment, the definition of "Obligations" contained in the Credit Agreement includes the obligations of Company set forth in the Amended Credit Agreement.

              Each Pledgor agrees and acknowledges that the Pledge Agreements to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment. Each Pledgor represents and warrants that all representations and warranties contained in this Amendment and the Pledge Agreement to which it is a party are true, correct and complete as of the date hereof to the same extent as though made on such date except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under such agreements.

              SECTION 9.       COUNTERPARTS.

              This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

              SECTION 10.      EFFECT OF AMENDMENT.

              It is hereby agreed that, except as specifically provided herein, this Amendment does not in any way affect or impair the terms and conditions of the Credit Agreement, and all terms and conditions of the Credit Agreement are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of this Amendment.

              SECTION 11.      APPLICABLE LAW.

              THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.



                  [Remainder of Page Intentionally Left Blank]

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written, by their respective officers thereunto duly authorized.


                                       SAFEWAY INC.


                                       By ___________________________________
                                       Name:
                                       Title:


                                       BANKERS TRUST COMPANY,
                                         individually and as Agent


                                       By ___________________________________
                                       Name:
                                       Title:


                                       CITIBANK, N.A.,
                                         individually and as Manager


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE CHASE MANHATTAN BANK, N.A.
                                         individually and as Manager


                                       By ___________________________________
                                       Name:
                                       Title:



                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION,
                                        individually and as Manager


                                       By ___________________________________
                                       Name:
                                       Title:

                                       THE BANK OF NOVA SCOTIA,
                                         individually and as Manager


                                       By ___________________________________
                                       Name:
                                       Title:


                                       BANK OF MONTREAL,
                                         individually and as Manager


                                       By ___________________________________
                                       Name:
                                       Title:


                                       UNITED STATES NATIONAL BANK OF OREGON


                                       By ___________________________________
                                       Name:
                                       Title:


                                       CIBC INC.


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE BANK OF NEW YORK


                                       By ___________________________________
                                       Name:
                                       Title:


                                       CONTINENTAL BANK, N.A.


                                       By ___________________________________
                                       Name:
                                       Title:

                                       NATIONSBANK OF TEXAS, N.A.


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                       LIMITED


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE FUJI BANK, LIMITED


                                       By ___________________________________
                                       Name:
                                       Title:


                                       UNION BANK


                                       By ___________________________________
                                       Name:
                                       Title:


                                       ROYAL BANK OF CANADA


                                       By ___________________________________
                                       Name:
                                       Title:

                                       WESTPAC BANKING CORPORATION


                                       By ___________________________________
                                       Name:
                                       Title:


                                       SOCIETE GENERALE


                                       By ___________________________________
                                       Name:
                                       Title:


                                       CHEMICAL BANK


                                       By ___________________________________
                                       Name:
                                       Title:


                                       ARAB BANK, PLC


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE TOKAI BANK LTD., LOS ANGELES
                                       AGENCY


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE DAI-ICHI KANGYO BANK, LIMITED
                                       (SAN FRANCISCO AGENCY)


                                       By ___________________________________
                                       Name:
                                       Title:

                                       ROYAL BANK OF SCOTLAND


                                       By ___________________________________
                                       Name:
                                       Title:


                                       CREDIT LYONNAIS LOS ANGELES BRANCH


                                       By ___________________________________
                                       Name:
                                       Title:


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                       By ___________________________________
                                       Name:
                                       Title:


                                       THE YASUDA TRUST & BANKING CO., LTD.
                                       (Los Angeles Agency)


                                       By ___________________________________
                                       Name:
                                       Title:


                                       FIRST HAWAIIAN BANK


                                       By ___________________________________
                                       Name:
                                       Title:


                                       BANK OF HAWAII


                                       By ___________________________________
                                       Name:
                                       Title:

                                       CREDIT SUISSE


                                       By ___________________________________
                                       Name:
                                       Title:


                                       By ___________________________________
                                       Name:
                                       Title:

                                       THE NIPPON CREDIT BANK, LTD.,
                                       (Los Angeles Agency)


                                       By ___________________________________
                                       Name:
                                       Title:


                                       BANQUE NATIONALE DE PARIS


                                       By ___________________________________
                                       Name:
                                       Title:


                                       BANCA DI ROMA


                                       By _________________________________
                                       Name:
                                       Title:


                                       By _________________________________
                                       Name:
                                       Title:


                                       ABN AMRO BANK, N.V.


                                       By _________________________________
                                       Name:
                                       Title:


                                       By _________________________________
                                       Name:
                                       Title:

                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE
                                       NEW YORK BRANCH


                                       By _________________________________
                                       Name:
                                       Title:


                                       By _________________________________
                                       Name:
                                       Title:


                                       FIRST NATIONAL BANK OF MARYLAND



                                       By________________________________
                                       Name:
                                       Title:


                                       GIROZENTRALE VIENNA



                                       By________________________________
                                       Name:
                                       Title:


                                       By________________________________
                                       Name:
                                       Title:


                                       BANK HAPOALIM



                                       By________________________________
                                       Name:
                                       Title:


                                       By________________________________
                                       Name:
                                       Title:

                                       BANQUE INDOSUEZ



                                       By________________________________
                                       Name:
                                       Title:


                                       BANK OF IRELAND - GRAND CAYMAN BRANCH



                                       By________________________________
                                       Name:
                                       Title:


                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION, LOS ANGELES AGENCY



                                       By________________________________
                                       Name:
                                       Title:


                                       THE MITSUI TRUST & BANKING CO., LTD.,
                                       LOS ANGELES AGENCY


                                       By________________________________
                                       Name:
                                       Title:


                                       FIRST SECURITY BANK OF IDAHO, N.A.


                                       By________________________________
                                       Name:
                                       Title:


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By________________________________
                                       Name:
                                       Title:

                                       PNC BANK, NATIONAL ASSOCIATION



                                       By________________________________
                                       Name:
                                       Title:


                                       STANDARD CHARTER BANK



                                       By________________________________
                                       Name:
                                       Title:

                                       GUARANTORS AND PLEDGORS:

                                       SAFEWAY INC.


                                       By _______________________________
                                       Name:
                                       Title:


                                       SAFEWAY AUSTRALIA HOLDINGS, INC.
                                       SAFEWAY CANADA HOLDINGS, INC.
                                       SAFEWAY U.S. HOLDINGS, INC.
                                       SAFEWAY WAREHOUSE, INC.


                                       By ___________________________________
                                          As an authorized officer of each of
                                          the foregoing First Tier Subsidiaries


                                       SAFEWAY SOUTHERN CALIFORNIA, INC.
                                       SAFEWAY DENVER, INC.
                                       SAFEWAY RICHMOND, INC.
                                       SAFEWAY DALLAS, INC. (formerly named
                                       "SAFEWAY WASHINGTON, D.C., INC.")
                                       SAFEWAY SUPPLY, INC.
                                       SAFEWAY CORPORATE, INC.
                                       SAFEWAY TRUCKING, INC.


                                       By __________________________________
                                          As an authorized officer of each of
                                          the foregoing Domestic Second Tier
                                          Subsidiaries

SAFEWAY STORES 18, INC.                                             SAFEWAY STORES 72, INC.
SAFEWAY STORES 26, INC.                                             SAFEWAY STORES 73, INC.
SAFEWAY STORES 28, INC.                                             SAFEWAY STORES 74, INC.
SAFEWAY STORES 31, INC.                                             SAFEWAY STORES 75, INC.
SAFEWAY STORES 42, INC.                                             SAFEWAY STORES 76, INC.
SAFEWAY STORES 43, INC.                                             SAFEWAY STORES 77, INC.
SAFEWAY STORES 44, INC.                                             SAFEWAY STORES 78, INC.
SAFEWAY STORES 45, INC.                                             SAFEWAY STORES 79, INC.
SAFEWAY STORES 46, INC.                                             SAFEWAY STORES 80, INC.
SAFEWAY STORES 47, INC.                                             SAFEWAY STORES 81, INC.
SAFEWAY STORES 48, INC.                                             SAFEWAY STORES 82, INC.
SAFEWAY STORES 49, INC.                                             SAFEWAY STORES 85, INC.
SAFEWAY STORES 50, INC.                                             SAFEWAY STORES 86, INC.
SAFEWAY STORES 58, INC.                                             SAFEWAY STORES 87, INC.
SAFEWAY STORES 59, INC.                                             SAFEWAY STORES 88, INC.
SAFEWAY STORES 64, INC.                                             SAFEWAY STORES 89, INC.
SAFEWAY STORES 67, INC.                                             SAFEWAY STORES 90, INC.
SAFEWAY STORES 68, INC.                                             SAFEWAY STORES 91, INC.
SAFEWAY STORES 69, INC.                                             SAFEWAY STORES 92, INC.
SAFEWAY STORES 70, INC.                                             SAFEWAY STORES 96, INC.
SAFEWAY STORES 71, INC.                                             SAFEWAY STORES 97, INC.
                                                                    SAFEWAY STORES 98, INC.


                                        By __________________________________
                                           As an authorized officer of each of
                                           the foregoing Domestic Third Tier
                                           Subsidiaries